                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) November 7, 1997
                                  (October 27, 1997)



                                HONDO OIL & GAS COMPANY
                (Exact name of registrant as specified in its charter)



                 Delaware                  1-8979           95-1998768
        (State or other jurisdiction   (Commission       (I.R.S. Employer
            of incorporation)           File Number)    Identification No.)


               10375 Richmond Ave, Ste 900, Houston, Texas        77042
                 (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: (713) 954-4600




         _____________________________________________________________________

             (Former name or former address, if changed since last report)

                         There are no exhibits to this report.












                                           1





       Item 5.  Other Events

       The Registrant issued the following press release on October 27, 1997:


            Hondo Oil & Gas Company announced today the Opon No. 14 well began drilling on October 23, 1997. The well is located on the Opon Association Contract area in the Middle Magdalena Valley of Colombia.
       It is approximately four kilometers south of the Opon No. 4 well that was completed in 1995 and is intended to confirm the existence of the La Paz gas and condensate reservoir in the southern portion of the Opon Contract area.

            As previously reported, the first production from the Opon field will commence after improvements to Ecopetrol's gas processing plant at El Centro are completed and tested. Construction is now substantially complete and startup and commissioning have begun. The company expects that it will begin delivering small quantities of natural gas and condensate from the Opon field for the startup during the first part of November. Full production of 100 million cubic feet per day into the plant could occur by the end of the calendar year.

            Earlier this year, the company reported that operations on the Opon No. 6 well had been suspended because of mechanical problems in the completion and testing of the well. The operations were suspended in order to fully evaluate all data from the well and prepare a plan for further operations. The company originally said that this process would require about 90 days. However, the evaluation is continuing at this time and its conclusions will not be available until approximately the end of the calendar year.

            Certain statements in this news release regarding future expectations may be regarded as "forward-looking statements" within the meaning of the U.S. Securities Litigation Reform Act. They are subject to various risks and uncertainties which are discussed in detail in the Company's Securities and Exchange Commission filings, including the report on Form 10-Q for the quarter ended June 30, 1997. Actual results may vary materially.

            Hondo Oil & Gas Company is an independent oil and gas company focusing on international oil and gas exploration and development. Hondo Magdalena Oil & Gas Limited, a wholly-owned subsidiary, owns an interest in the Opon Contract area in the Middle Magdalena Valley of Colombia. Amoco Colombia Petroleum Company is the operator.
















                                           2





                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          HONDO OIL & GAS COMPANY


       Date: November 7, 1997                  By:  /s/ Stanton J. Urquhart
                                               ______________________________
                                               Stanton J. Urquhart
                                               Vice President













































                                           3